EXHIBIT 10.29

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (the “Second Amendment”) between Casiopea Bovet Properties, LLC (“Landlord”) and Sagimet Biosciences Inc. (“Tenant”) is made as of this 5th day of April, 2024.

RECITALS

A.

Casiopea Bovet, LLC and 3-V Biosciences, Inc. entered into that certain Lease Agreement dated March 1, 2019 (the “Lease”), under which Casiopea Bovet, LLC leased the premises known as the Bovet Office Centre, 155 Bovet Road, Suite 303, San Mateo, CA (the “Premises”) to 3-V Biosciences, Inc.

B.	Casiopea Bovet, LLC subsequently transferred the Property and the Lease to Casiopea Bovet Properties, LLC (“Landlord”).
C.	3-V Biosciences, Inc. subsequently changed their name to Sagimet Biosciences Inc.
D.	Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated December 14, 2021 (the “First Amendment”), under which, among other things, the Lease term was extended.
E.	Total rentable square footage of the Premises is 3,030 square feet.
F.	The current Lease expires on June 30, 2024.
G.	Landlord and Tenant desire to amend the Lease in certain respects.

COVENANTS

Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede to the extent appropriate any contrary provision in the Lease. All references in the Lease shall be construed to mean the Lease as amended. All terms used in the Second Amendment shall have the same meaning as the terms contained in the Lease.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

COMMENCEMENT DATE:	The lease renewal term shall commence July 1, 2024.
RENEWAL LEASE TERM:	The term of the Lease renewal shall be twelve (12) months and expire on June 30, 2025.
RENTAL RATE SCHEDULE:	The base monthly full-service rent shall be as follows:

Second Amendment to Lease dated April 5, 2024
Sagimet Biosciences Inc.

Months 1 – 12 $13,271.40
OPERATING EXPENSES:

The Premises shall be leased on a full service, gross basis. The Base Operating Costs as referred to on Page 2 of the Basic Lease Information shall be changed to: Base Operating Expense Year - 2024. The Base Tax Year shall be changed to: Fiscal Year 2023/2024.

REPRESENTATION:

Landlord and Tenant represent that no commissions or finder’s fee relative to the Second Amendment is due any broker other than Kidder Mathews representing the Landlord. Landlord shall be responsible for all commissions due, pursuant to a separate agreement.

Except as expressly set forth in this Second Amendment to Lease Agreement, all other terms, agreements, covenants and conditions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed this Second Amendment to Lease Agreement as of the date written above.

LANDLORD:	TENANT:
CASIOPEA BOVET PROPERTIES, LLC	SAGIMET BIOSCIENCES INC.
By:Access Property Services, Inc.
Its:Authorized Agent By: /s/ Daniel T. Gray	By: /s/ Dave Happel
Daniel T. Gray	Dave Happel
Its:Senior Vice President	Its:Chief Executive Officer
Date:4-10-24	Date:4-09-24